EXHIBIT A
to
TOUCHSTONE FUNDS GROUP TRUST
DISTRIBUTION AND SHAREHOLDER SERVICES PLAN
for
CLASS A SHARES
Dated January 27, 2017

Touchstone Active Bond Fund
Touchstone Arbitrage Fund
Touchstone Emerging Markets Small Cap Fund
Touchstone High Yield Fund
Touchstone International Growth Fund
Touchstone Merger Arbitrage Fund
Touchstone Mid Cap Fund
Touchstone Mid Cap Value Fund
Touchstone Premium Yield Equity Fund
Touchstone Sands Capital Select Growth Fund
Touchstone Small Cap Fund
Touchstone Small Cap Value Fund
Touchstone Total Return Bond Fund
Touchstone Ultra Short Duration Fixed Income Fund

This Exhibit A to the Touchstone Funds Group Trust’s Distribution and Shareholder Services Plan is executed as of the date first set forth above.

TOUCHSTONE FUNDS GROUP TRUST By:_/s/Terrie A. Wiedenheft________________ Name: Terrie A. Wiedenheft Title: Treasurer and Controller	TOUCHSTONE SECURITIES, INC. By:_/s/Terrie A. Wiedenheft________________ Name: Terrie A. Wiedenheft Title: Chief Financial Officer By:_/s/Steven M. Graziano____________
Name: Steven M. Graziano
Title: President